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                                                                    EXHIBIT 23.1

                       Report of Independent Accountants
                        on Financial Statement Schedule

To the Board of Directors
of Parametric Technology Corporation

Our audits of the consolidated financial statements referred to in our report dated October 26, 1998 appearing in the 1998 Annual Report to Stockholders of Parametric Technology Corporation (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) and the report of other auditors also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, based on our audits and the report of other auditors, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
October 26, 1998